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                                                                    EXHIBIT 10.8








                            SERIES B PREFERRED STOCK
                             SUBSCRIPTION AGREEMENT


                                 BY AND BETWEEN


                            CHEVRONTEXACO CORPORATION


                                       AND


                                   DYNEGY INC.





                             DATED: NOVEMBER 9, 2001



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                            SERIES B PREFERRED STOCK
                             SUBSCRIPTION AGREEMENT

      This SERIES B PREFERRED STOCK SUBSCRIPTION AGREEMENT (this "AGREEMENT") is entered into on November 9, 2001, by and between Dynegy Inc., an Illinois corporation (the "COMPANY") and ChevronTexaco Corporation, a Delaware corporation (the "BUYER").

      WHEREAS, the Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, the Shares (as defined herein), in accordance with the terms and conditions of this Agreement; and

      WHEREAS, this Agreement is being entered into in connection with the Merger Agreement (as defined herein);

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS


      "ACTION" means any action, lawsuit, proceeding, hearing, notice, investigation, mediation, arbitration, complaint, claim or demand.

      "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

      "AGREEMENT" is defined in the preamble.

      "BUYER" is defined in the preamble.

      "CHEVRON" means Chevron U.S.A., a Pennsylvania corporation.

      "CLASS A COMMON STOCK" means the Class A Common Stock, no par value, of the Company.

      "CLASS B COMMON STOCK" means the Class B Common Stock, no par value, of the Company.

      "CLOSING" is defined in Section 2.3.

      "CLOSING DATE" is defined in Section 2.3.

      "COMMON STOCK" means the Class A Common Stock and the Class B Common
Stock.

      "COMPANY" is defined in the preamble.
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      "CONVERSION SHARES" means those shares of Class B Common Stock into which the Series B Preferred Stock will convert pursuant to Section 5 of the Statement of Resolution, subject to adjustment as set forth in Section 5(e) of the Statement of Resolution.

      "ENRON" means Enron Corp., an Oregon corporation.

      "GOVERNMENTAL AUTHORITY" means any governmental or regulatory authority or agency, court or similar entity.

      "MERGER" means the mergers contemplated by the Merger Agreement.

      "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Enron and certain other entities.

      "NORTHERN INVESTMENT" is defined in Section 2.3.

      "PERSON" means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

      "PREFERRED STOCK" is defined in Section 3.8.

      "PURCHASE PRICE" means $1,500,000,000.00.

      "SERIES B PREFERRED STOCK" means the Series B Mandatorily Convertible Redeemable Preferred Stock, no par value per share, of the Company.

      "SHAREHOLDER AGREEMENT" means the Shareholder Agreement dated June 14, 1999 among the Company (f/k/a Energy Convergence Holding Company), Illinova Corporation, an Illinois corporation, Dynegy Holdings Inc. (f/k/a Dynegy Inc.), a Delaware corporation and Chevron.

      "SHARES" means the 150,000 shares of Series B Preferred Stock to be acquired by Buyer.

      "STOCKHOLDER AGREEMENT" means the Stockholder Agreement dated as of the date hereof among the Company, Stanford, Inc., a Delaware corporation, Enron and Chevron.

      "STATEMENT OF RESOLUTION" means the Statement of Resolution Establishing Series of Series B Mandatorily Convertible Redeemable Preferred Stock of the Company.

                                   ARTICLE II
                                  SUBSCRIPTION

      2.1 PURCHASE AND SALE OF SHARES. On and subject to the terms and conditions of this Agreement and subject to the terms and conditions of the Shareholder Agreement, Buyer agrees to buy and the Company agrees to issue and deliver to the Buyer, the Shares at the Closing for the consideration specified in this Article II.

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      2.2 PURCHASE PRICE. The Buyer agrees to pay to the Company the Purchase
Price in cash at the Closing.

      2.3 THE CLOSING. The Company shall give the Buyer, at the address specified in Section 6.6, written notice no later than three business day prior to the date on which it intends to fund the purchase of shares of Series A Convertible Preferred Stock, par value $1.00 per share, of Northern Natural Gas Company (the "NORTHERN INVESTMENT"). The closing of the purchase and sale of the Shares (the "CLOSING") shall take place simultaneously with the closing of the Northern Investment at such place as the parties hereto and the parties to the Northern Investment shall agree, subject to the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions to take place at the Closing (other than conditions with respect to actions the respective parties will take at the Closing itself). The date of the Closing is referred to as the "CLOSING DATE."

      2.4 DELIVERIES AT THE CLOSING. At the Closing:

            (a) the Company will deliver to the Buyer the stock certificates representing the Shares duly registered in the name of Buyer; and

            (b) the Buyer will deliver to the Company the Purchase Price by wire transfer of immediately available funds.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement (unless stated to relate to a specific date, in which case such representations and warranties shall be correct and complete as of such specific date) and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III unless stated to relate to a specific date, in which case such representations and warranties shall be correct and complete as of such specific date).

      3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

      3.2 DUE AUTHORIZATION. The execution, delivery, and performance by the Company of this Agreement:

            (a) has been duly authorized by all necessary internal action and does not require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to any Person;

            (b) does not conflict with or result in any material violation of or the material breach of or constitute a material default (with notice or lapse of time or both) under, or give rise to any right of termination, purchase, first refusal, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any order or judgment of any Governmental Authority or any law or regulation, or any note, lease, mortgage, license,

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      agreement or other instrument or obligation to which the Company is a party or by which it or its properties or assets may be bound; and

            (c) does not conflict with or result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, purchase, first refusal, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the Company's organizational documents.

      3.3 DUE EXECUTION. This Agreement has been duly executed and delivered by a duly authorized officer of the Company.

      3.4 LEGAL, VALID AND BINDING OBLIGATIONS. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and by general principles of equity.

      3.5 NO LITIGATION. There is no pending or, to the knowledge of the Company, threatened action or proceeding before any court or other governmental entity, or arbitrator by or against, or involving the Company or its Affiliates, which questions or challenges the validity or enforceability of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby.

      3.6 BROKERS' FEE. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated hereby for which the Buyer could become liable.

      3.7 ORGANIZATIONAL DOCUMENTS. True and correct copies of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company have heretofore been delivered by the Company to the Buyer.

      3.8 CAPITALIZATION. The authorized capital stock of the Company consists of 900,000,000 shares of Class A Common Stock, 360,000,000 shares of Class B Common Stock and 70,000,000 shares of preferred stock, no par value ("PREFERRED STOCK"), of which 150,000 shares, upon the filing of the Statement of Resolution, will be designated as Series B Preferred Stock. As of November 6, 2001, (i) 238,956,530 shares of Class A Common Stock were issued and outstanding, (ii) 86,599,914 shares of Class B Common Stock were issued and outstanding, and (iii) no shares of Preferred Stock were issued and outstanding. All such issued and outstanding shares are duly authorized validly issued, fully paid, nonassessable, and free of statutory preemptive rights. Except as set forth in or contemplated by the Merger Agreement or the related Dynegy Disclosure Letter or the Enron Disclosure Letter, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class.

      3.9 SERIES B PREFERRED STOCK AND CONVERSION SHARES. The Shares to be issued and sold by the Company to the Buyer hereunder and, upon conversion thereof, the Conversion

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Shares, have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, or upon conversion, will be duly and validly issued and fully paid and nonassessable.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Company that the statements contained in this Article IV are correct and complete as of the date of this Agreement (unless stated to relate to a specific date, in which case such representations and warranties shall be correct and complete as of such specific date) and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV unless stated to relate to a specific date, in which case such representations and warranties shall be correct and complete as of such specific date).

      4.1 ORGANIZATION OF BUYER. The Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

      4.2 DUE AUTHORIZATION. The execution, delivery, and performance by the Buyer of this Agreement:

            (a) has been duly authorized by all necessary internal action and does not require any consent, waiver, approval, order, authorization or permit of or registration, filing with or notification to any Person; and

            (b) does not conflict with or result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, the Buyer's organizational documents, any order or judgment of any Governmental Authority or any law or regulation applicable to Buyer.

      4.3 DUE EXECUTION. This Agreement has been duly executed and delivered by a duly authorized officer of the Buyer.

      4.4 LEGAL, VALID AND BINDING OBLIGATIONS. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and by general principles of equity.

      4.5 NO LITIGATION. There is no pending or, to the knowledge of the Buyer, threatened action or proceeding before any court or other governmental entity, or arbitrator by or against, or involving Buyer or its Affiliates, which questions or challenges the validity or enforceability of this Agreement or any action taken or to be taken by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.

      4.6 BROKERS' FEES. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which the Company could become liable.

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      4.7 SECURITIES LAWS. The Buyer:

            (a) has been furnished with such information about the Company and the Shares as it has requested and with such information as necessary to comply with any and all applicable securities laws;

            (b) has made its own independent inquiry and investigation into, and based thereon, has formed an independent judgment concerning the Company and the Shares;

            (c) has adequate means of providing for its current needs and possible contingencies and is able to bear the economic risks of this investment and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur;

            (d) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company;

            (e) is an "accredited" investor within the meaning of "accredited investor" under Regulation D of the Securities Act of 1933, as currently in effect;

            (f) is not an underwriter or dealer; and

            (g) is not acquiring the Shares with a view to distribution.

                                    ARTICLE V
                        CONDITIONS TO OBLIGATION TO CLOSE

      5.1 CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement in connection with the Closing is subject to satisfaction of the following conditions:

            (a) the representations and warranties set forth in Article III shall be true and correct in all material respects, except for those representations and warranties contained in Section 3.9, which shall be true and correct in all respects, at and as of the Closing Date; and the Buyer shall have received a certificate from a duly authorized officer of the Company as to the satisfaction of this condition;

            (b) the Company shall have performed and complied with all of its covenants hereunder in all material respects prior to the Closing; and the Buyer shall have received a certificate from a duly authorized officer of the Company as to the satisfaction of this condition;

            (c) the Company will be prepared to make the deliveries contemplated by Section 2.4;

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            (d) the Buyer shall have received a certificate from the secretary of the Company, certifying that the articles of incorporation and bylaws of the Company have not been amended, since the date hereof;

            (e) the Company shall have filed the Statement of Resolution with the Secretary of State of the State of Illinois and shall have furnished proof of acceptance of such filing reasonably satisfactory to Buyer; and

            (f) the Shareholder Agreement and the Stockholder Agreement shall be in full force and effect.

      The Buyer may waive any condition specified in this Section 5.1 if it executes a writing expressly so stating at or prior to the Closing.

      5.2 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated hereby and to perform its obligations under this Agreement in connection with the Closing is subject to satisfaction of the following conditions:

            (a) the representations and warranties set forth in Article IV shall be true and correct in all material respects at and as of the Closing Date;

            (b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects prior to the Closing; and the Company shall have received a certificate from a duly authorized officer of the Buyer as to the satisfaction of this condition; and

            (c) the Buyer will be prepared to tender the Purchase Price against receipt of the Shares.

      The Company may waive any condition specified in this Section 5.2 if it executes a writing expressly so stating at or prior to the Closing.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each representation, warranty and covenant of the parties contained in this Agreement shall survive the Closing.

      6.2 WAIVER OF COMPLIANCE; AMENDMENTS; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement, or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. This Agreement may be amended, modified, or supplemented only by written agreement of the Company and Buyer. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of

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compliance as set forth in this Section 6.3, with appropriate notice in accordance with Section 6.6.

      6.3 ASSIGNMENT; THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties hereto, and their respective successors and assigns any right, remedy, or claim under or by reason of this Agreement or any provision herein contained. The Buyer has the right to assign (and each successive assignee may further assign) its rights under this Agreement to any Person, which such Person by acceptance of such assignment shall be deemed to assume all liabilities, indebtedness and obligations included in the rights assigned. The Company may not assign its rights or obligations under this Agreement.

      6.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Illinois (without regard to its conflicts of law doctrines).

      6.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

      6.6 NOTICES. All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

      If to the Company:

      Dynegy Inc.
      1000 Louisiana Street
      Suite 6700
      Houston, TX 77002
      Attention:  Kenneth E. Randolph
      Tel: (713) 507-6400
      Fax: (713) 507-6806

      with a copy to (such copy not to constitute notice):

      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
      1900 Pennzoil Place, South Tower
      711 Louisiana Street
      Houston, TX 77002
      Attention:  Robert B. Allen
      Tel: (713) 220-5800
      Fax: (713) 236-0822

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      If to the Buyer:

      ChevronTexaco Corporation
      575 Market Street
      San Francisco, CA 94105
      Attention:  Harvey D. Hinman, Esq.
      Tel: (415) 894-3232
      Fax: (415) 894-6017

      with a copy to (such copy not to constitute notice):

      Terry Michael Kee, Esq. and
      Rodney R. Peck, Esq.
      Pillsbury Winthrop LLP
      50 Fremont Street
      Post Office Box 7880
      San Francisco, CA 94120-7880
      Tel:  (415)  983-1000
      Fax:  (415)  983-1200

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one business day after being deposited with a next-day courier, postage prepaid, or
(iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

      6.7 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      6.8 ENTIRE AGREEMENT. This Agreement and the documents expressly referenced herein embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      6.9 SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or, unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

      6.10 FURTHER ASSURANCES. Each party to this Agreement agrees to execute such documents or instruments, and to take such action, as the other party may reasonably request after the date hereof in order to effectuate and perfect the agreements contemplated hereby.


                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                DYNEGY INC.

                                By: /s/ Charles L. Watson
                                    ---------------------------------------
                                Name: Charles L. Watson
                                     --------------------------------------
                                Title: Chairman and Chief Executive Officer
                                     --------------------------------------


                                CHEVRONTEXACO CORPORATION

                                By: /s/ Richard P. Cohagan
                                   ----------------------------------------
                                Name: Richard P. Cohagan
                                     --------------------------------------
                                Title: Attorney-in-Fact
                                      -------------------------------------

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